  EXHIBIT 99.1

United Health Products Announces Leadership Changes

Henderson, Nevada – November 24, 2020 – United Health Products, Inc. (OTC: UEEC), (“UHP” or the company”), developer, manufacturer and marketer of HemoStyp®, a patented Neutralized Oxidized Regenerated Cellulose (NORC) hemostatic agent, today announced changes to its senior management team and its Board of Directors.

Douglas Beplate, co-founder of the company and currently Chief Executive Officer and Chairman of the Board of Directors, will be retiring from the day to day management role and will continue as the Chairman. Brian Thom will assume the role of Chief Executive Officer effective December 1, 2020 and then join the Board of Directors on January 1, 2021.

Mr. Thom has been working closely with UHP since 2018 as a consultant and financial advisor. He brings over 20 years of corporate finance experience and a successful track record of helping fast growing companies across a broad range of industries to raise capital and create shareholder value. Over the course of his career he spent a decade with JPMorgan’s global Mergers and Acquisitions group and five years leading the Americas Corporate Finance group with Société Générale, a multi-national European investment bank, among other entrepreneurial pursuits. During this time, Mr. Thom played a major role in over 60 M&A and equity placement transactions with an aggregate transaction value in excess of $200 billion.

Mr. Beplate commented: “Brian has spent the past two years working with me and the management team and has consequently developed a deep understanding of UHP’s technology and its potential applications across several attractive markets. He has mapped out a clear strategy to transition from our R&D focus to a commercialization phase and I look forward to working closely with Brian to maximize our company’s value for an eventual sale or merger at the appropriate time.”

Concurrent with this change, Nate Knight, UHP’s Chief Financial Officer and a Director, will be retiring after ten years with the company. Kris Heaton will assume the role of Vice President, Finance and serve as principal financial officer. Kris is a CPA who has been working with the company for several years, assisting in preparation of financial statements and SEC filings, and is familiar with UHP’s financial circumstances and growth objectives. Kris’ accounting and financial expertise will serve UHP well as the company ramps up commercial business operations.

Doug Beplate commented: “Nate has been instrumental in securing the financial resources necessary for the company to advance its R&D and FDA application activities. He leaves the company in good shape and we thank him for his dedication to UHP and its shareholders.”

Upon Mr. Knight’s retirement from the Board of Directors, Lou Schiliro, UHP’s Chief Operating Officer, will be appointed to the Board as a Director.

These leadership changes bring the talent, experience and energy that are necessary to successfully guide the company forward. In anticipation of a successful Class III PMA approval, the management team will pursue a full range of commercial, strategic and capital markets initiatives to facilitate growth of the business and create shareholder value.

About United Health Products --United Health Products develops patented wound care technology; manufactures and markets hemostatic products for the healthcare and wound care sectors. The company’s main product, HemoStyp is an all-natural Neutralized Oxidized Regenerated Cellulose product designed to control bleeding. UHP is focused on identifying new markets and applications for its products and expanding its current markets. UHP currently sells a suite of hemostatic products to the dental, veterinary and consumer markets.

For more on United Health Products, Inc. visit: www.unitedhealthproductsinc.com

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release may contain forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words "believes," "expects," "anticipates" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements.

Company contact:

United Health Products, Inc.

877-358-3444

IR Contact:

Philippe Niemetz

212-344-6464

p.niemetz@panconsultants.com